Report of Independent Accountants

To the Shareholders and Board of Directors of Salomon Brothers Institutional Series Funds Inc


In planning and performing our audits of the financial statements of Salomon Brothers
Institutional High Yield Bond Fund and Salomon
Brothers Institutional Emerging Markets Debt Fund
(constituting Salomon Brothers Institutional Series
Funds Inc., hereafter referred to as the "Series") for the year ended February 28, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Series is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.



Because of inherent limitations in internal control, errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 2003.

This report is intended solely for the information and use of management and the Board of Directors of the Series and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.
PricewaterhouseCoopers LLP
April 21, 2003

To the Shareholders and Board of Directors of Salomon Brothers Institutional Series Funds Inc


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